

<ARTICLE> 5
<LEGEND>
This Financial Data Schedule contains summary financial information extracted from the Consolidated Financial Statements (Unaudited) of Pogo Producing
Company, including the Consolidated Balance Sheets as of September 30, 1999 and the Consolidated Statements of Income for the nine months ended September 30, 1999, and is qualified in its entirety by reference to such Consolidated
Financial Statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1999
<CASH>                                          28,430
<SECURITIES>                                         0
<RECEIVABLES>                                   51,869
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                     21,789
<CURRENT-ASSETS>                               103,985
<PP&E>                                       1,722,375
<DEPRECIATION>                                 985,474
<TOTAL-ASSETS>                                 905,399
<CURRENT-LIABILITIES>                           62,882
<BONDS>                                        365,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        40,218
<OTHER-SE>                                     220,609
<TOTAL-LIABILITY-AND-EQUITY>                   905,399
<SALES>                                        152,509<F2>
<TOTAL-REVENUES>                               190,012
<CGS>                                           51,430<F3>
<TOTAL-COSTS>                                   51,430<F3>
<OTHER-EXPENSES>                               101,557<F4>
<LOSS-PROVISION>                                     0<F5>
<INTEREST-EXPENSE>                              27,414
<INCOME-PRETAX>                                 18,985
<INCOME-TAX>                                     4,941
<INCOME-CONTINUING>                             14,044
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    14,044
<EPS-BASIC>                                       0.35
<EPS-DILUTED>                                     0.35

<F1>This amount is not disclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included as a contra-asset in Accounts Receivable.
<F2>Does not include Gains or Losses on Property Sales.
<F3>Include Lease Operating Expense, but excludes General and Administrative,
Exploration, Dry Hole and Impairment and Depreciation, Depletion and
Amortization Expenses.
<F4>Includes General and Administrative, Exploration, Dry Hole and Impairment and
Depreciation, Depletion and Amortization Expenses.
<F5>This amount is not disclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included in Oil and Gas Revenues.

